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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement relating to 6,500 shares of Common Stock of ACTV, Inc. on Form S-3/S-8 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of ACTV, Inc. and subsidiaries for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York

June 18, 1996